UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2016

Autodesk, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14338	94-2819853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 McInnis Parkway, San Rafael, California		94903
(Address of Principal Executive Offices)		(Zip Code)
(415) 507-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
On March 10, 2016, Autodesk, Inc. (the “Company”) entered into an agreement with Sachem Head Capital Management LP, Uncas GP LLC, and Sachem Head GP LLC (together, “Sachem Head” and such agreement, the “Sachem Settlement Agreement”) and an agreement with Eminence Capital, LP and Eminence GP, LLC (together, “Eminence” and such agreement, the “Eminence Settlement Agreement”, together with the Sachem Settlement Agreement, the “Settlement Agreements”) for the purpose of, among other things, resolving a potential proxy contest pertaining to the election of directors to the Company’s Board of Directors (the “Board”) at its 2016 annual meeting of stockholders (the “2016 Annual Meeting”) and effecting an orderly change in the composition of the Company’s Board.
Pursuant to the Settlement Agreements, the Company has appointed each of Scott Ferguson, Rick Hill and Jeff Clarke (the “Settlement Directors”) to serve on the Board, effective as of March 11, 2016, and shall include the Settlement Directors in the Company’s slate of directors standing for election at the 2016 Annual Meeting.
The Settlement Agreements also contain the following material terms:

•	The Board will temporarily adjust the number of seats on the Board from ten (10) to thirteen (13), which will be reduced to a maximum of eleven (11) following the 2016 Annual Meeting.

•
The Company has agreed that, only for so long as the Settlement Directors (or their successors) serve on the Board, such individuals shall have the opportunity to serve on the respective committees set forth below next to their names, subject to their fulfillment of any independence or other requirements under applicable law and the rules and regulations of the Nasdaq Global Select Market for service on such committee, with effect as set forth below:

◦
Rick Hill, to the Corporate Governance and Nominating Committee; provided, that Mr. Hill’s membership on the Corporate Governance and Nominating Committee shall not be effective until his election at the 2016 Annual Meeting;

◦
Jeff Clarke, to the Audit Committee; provided, that Mr. Clarke’s membership on the Audit Committee shall not be effective until the earlier of (i) the business day following the filing of the Company’s Annual Report on Form 10-K for the year ended January 31, 2016, and (ii) his election at the 2016 Annual Meeting; and

◦	Scott Ferguson, to the Compensation and Human Resources Committee, effective following his appointment to the Board.

•
From the date of the Settlement Agreements until the 2016 Annual Meeting, Sachem Head and its respective affiliates shall maintain beneficial ownership of at least 11,601,000 shares of the Company’s common stock and Eminence and its respective affiliates shall maintain beneficial ownership of at least 11,774,329 shares of the Company’s common stock, each subject to equitable adjustments.

•
If at any time following the date of the 2016 Annual Meeting, Sachem Head and Eminence and their respective affiliates cease collectively to beneficially own at least 6,445,000 shares of the Company’s common stock and 6,541,294 shares of the Company’s common stock, respectively (collectively, the “Minimum Ownership Obligations”), each subject to equitable adjustments, Mr. Ferguson shall immediately tender his resignation from the Board and any committee of the Board on which he then sits.

•
Each of Messrs. Hill and Clarke shall resign from the Board in the event that Mr. Ferguson has resigned from the Board (other than due to the Minimum Ownership Obligations not being satisfied) unless Sachem Head is entitled to designate a replacement pursuant to the terms of the Sachem Settlement Agreement; provided however that the Board may elect not to accept their resignations.

•
Provided that the Minimum Ownership Obligations have been satisfied during the Standstill Period (as defined below), if prior to the 2017 annual meeting of the Company’s stockholders (the “2017 Annual Meeting”), any Settlement Director resigns or is rendered unable to serve by reason of death or disability or otherwise, Sachem Head will be entitled to designate a replacement of such Settlement Director reasonably acceptable to the Board and subject to customary qualification, independence and membership requirements.

•
Provided that the Minimum Ownership Obligations are satisfied, the Board will offer Scott Ferguson the chair position for any new committee of the Board that is formed following Mr. Ferguson’s appointment to address matters arising out of the purview of the charter of the Compensation & Human Resources Committee of the Board.

•
At all times prior to the 2016 Annual Meeting, the size of the board will not exceed 13 directors and during the Standstill Period and following the completion of the 2016 Annual Meeting until the 2017 Annual Meeting, the size of the Board will not exceed 11 directors.

•
Following the 2016 Annual Meeting and during the Standstill Period, provided the Minimum Ownership Obligations are satisfied, the Compensation and Human Resources Committee shall consist of Mr. Ferguson, Stacy Smith and Mary McDowell, with Ms. McDowell remaining the chairperson of such committee, and the size and composition of such committee shall not be changed without the unanimous approval of all three members prior to the 2017 Annual Meeting.

•	During the Standstill Period the Company will not establish an executive committee of the Board without approval of two out of the three Settlement Directors.

•
Prior to the completion of the 2017 Annual Meeting the Board will not, and will not take any action to cause the Company’s stockholders to amend the Company’s consent solicitation process set forth in the Company’s bylaws.

•
Further, Sachem Head and Eminence have agreed to observe voting and standstill provisions during the period beginning on the date of the Settlement Agreements until the date that is the later of (i) September 30, 2016, and (ii) the earlier of (x) the date on which both (A) Scott Ferguson (or his replacement, if applicable) shall no longer be serving as a director of the Company (other than as a result of the Minimum Ownership Obligations not being satisfied) and (B) Sachem Head has delivered to the Company a written notice of Sachem Head’s permanent election not to further exercise Sachem Head’s right to designate a successor for Scott Ferguson pursuant to the Sachem Settlement Agreement (which, for the avoidance of doubt, Sachem Head shall have no obligation to deliver at any time) and (y) thirty (30) days prior to the last date pursuant to which stockholder nominations for director elections are permitted pursuant to the Company’s bylaws with respect to the 2018 annual meeting of the stockholders of the Company (the “Standstill Period”). The standstill provisions provide, among other things, that Sachem Head and Eminence and their respective affiliates will not directly or indirectly:

◦
engage in any “solicitation” or become a “participant” as such terms are used in the proxy rules of the Securities and Exchange Commission other than at the Board’s director or consistent with the Board’s recommendation in connection with such matter, or publicly disclose how it intends to vote or act, except in certain limited circumstances;

◦	form or join in any “group” as defined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, with respect to any of the Company’s voting securities;

◦	individually beneficially own more than 7% of the Company’s voting securities;

◦	effect or seek to effect certain extraordinary transactions or material changes with the Company;

◦	enter into a voting trust or subject any of the Company’s voting securities to any voting trust;

◦
institute any litigation against the Company, its directors or its officers, make any “books and records” demands against the Company or make application or demand to a court or other person for an inspection, investigation or examination of the Company or its subsidiaries or affiliates, except in certain limited circumstances;

◦
(i) enter into or maintain any economic or compensatory arrangements with any Settlement Directors (other than with Mr. Ferguson in his capacity as the managing party or managing member of Sachem Head) that depend, directly or indirectly, on the performance of the Company or its stock price, or (ii) enter into or maintain any economic or compensatory arrangements with any other director or nominees for director of the Company;

◦
other than sale transactions in which the identity of the purchaser is not known, sell or agree to sell directly or indirectly, in excess of 1% of the outstanding shares of Company’s common stock or any derivatives relating to its common stock to any third party that has filed a Schedule 13D with respect to the Company or run (or publicly announced an intention to run) a proxy contest or consent solicitation with respect to another company in the past three years (to the extent known after reasonably inquiry that such third party has or will have, beneficial ownership of more than 5% of the Company’s common stock); or

◦
alone or in concert with others, make any proposal or request that constitutes: (i) advising, controlling, changing or influencing the Board or management of the Company, (ii) any material change in the capitalization or dividend policy of the Company or (iii) any other material change in the Company’s executive management, business, corporate strategy or corporate structure, except in each case for (w) inadvertent disclosure in a non-public context, (x) in connection with private discussions with limited partners or shareholders of Sachem Head or Eminence, as applicable, (y) in connection with private discussions between Sachem Head and Eminence and (z) statements that are consistent with the press release being issued in connection with the Settlement Agreements.

•
During the Standstill Period, the Company, Sachem Head and Eminence shall each refrain from making, or causing to be made, any public statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the Company, Sachem Head and Eminence, as applicable, or any of their respective officers or directors or any affiliates or subsidiaries, advisors, employees, as applicable.

•
Sachem Head and Eminence have agreed to cause the shares of Common Stock over which they have the right to vote or direct the voting to be present for quorum purposes and voted (or consent to be given (if applicable)) (i) in favor of all nominees recommended by the Board, (ii) against any nominees for director not recommended by the Board, and (iii) against any proposals to remove any director, at any meeting of the stockholders of the Company (or in connection with any action by written consent) in which (or through which) action will be taken with respect to the election or removal of directors during the Standstill Period.

•	Each party will bear its own costs, fees and expenses in connection with the Settlement Agreements.
In accordance with the terms of the Settlement Agreements, Mr. Ferguson has executed and delivered to the Company a resignation letter pursuant to which Mr. Ferguson shall resign from the Board and any committee of the Board on which he sits (i) in accordance with the Corporate Governance

Guidelines of the Company regarding majority voting in director elections and (ii) if at any time the Minimum Ownership Obligations have not been satisfied (the “Ferguson Resignation Letter”). In addition, in accordance with the terms of the Settlement Agreements, each of Messrs. Hill and Clarke have executed and delivered to the Company a resignation letter pursuant to which each of Messrs. Hill and Clarke shall resign from the Board and any committee of the Board on which he sits (i) in accordance with the Corporate Governance Guidelines of the Company regarding majority voting in director elections and (ii) if Mr. Ferguson resigns from the Board other than where such resignation is due to the Minimum Ownership Obligations not being satisfied or if Sachem Head is entitled to designate a replacement pursuant to the terms of the Sachem Settlement Agreement (the “Hill/Clarke Resignation Letters”, together with the Ferguson Resignation Letter, the “Resignation Letters”).
Concurrently with the execution of the Settlement Agreements, the Company and Sachem Head entered into a confidentiality agreement (the “Confidentiality Agreement”), the form of which is included as an exhibit to the Sachem Settlement Agreement, pursuant to which, among other things, Sachem head agreed to customary confidentiality obligations regarding information they may receive.
The foregoing summary of the Settlement Agreements, the Resignation Letters and the Confidentiality Agreement do not purport to be complete and is subject to, and qualified in their entirety by, the full text of the Settlement Agreements (including the forms of the Resignation Letters and the Confidentiality Agreement included as exhibits thereto), which are attached as Exhibits 99.1 and 99.2 and incorporated herein by reference.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
In connection with the Settlement Agreements, effective March 10, 2016, the Board increased its size from ten (10) to thirteen (13) directors in light of the agreement to appoint Messrs. Ferguson, Hill and Clarke to serve as directors of the Company. Their committee appointments are described above. There are no family relationships between any of these Settlement Directors and any director or executive officer of the Company, and none of them has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Settlement Directors will participate in the non-employee director compensation arrangements described in the Company’s 2015 annual proxy statement filed with the Securities and Exchange Commission on April 29, 2015. Under the terms of those arrangements, they will each receive, among other things, a prorated annual compensation of $75,000 and an initial restricted stock unit grant for that number of shares of the Company’s common stock as determined by dividing $450,000 by the closing price the Company’s common stock on the date of grant, which vests over a three-year period, under the Company’s 2012 Outside Directors’ Stock Plan. In addition, the Settlement Directors executed the Resignation Letters as described above.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 10, 2016, the Board amended Article III, Section 3.2 of the Company's Bylaws to change the number of directors from ten (10) to thirteen (13). The amendment to the Bylaws became effective immediately upon its adoption.

The Bylaws, as amended, are attached as Exhibit 3.1 hereto and are incorporated herein by reference.
Item 8.01.    Other Events.
On March 11, 2016, the Company, Sachem Head and Eminence issued a joint press release relating to the Settlement Agreements and changes to the Board. This press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

3.1     Amended and Restated Bylaws of the Company, dated March 10, 2016.

99.1    Agreement, dated March 10, 2016, by and among the Company, Sachem Head Capital Management LP, Uncas GP LLC, and Sachem Head GP LLC.

99.2    Agreement, dated March 10, 2016, by and among the Company, Eminence Capital, LP, and Eminence GP, LLC.

99.3    Joint Press Release issued on March 11, 2016, by the Company, Sachem Head Capital Management LP, Uncas GP LLC, Sachem Head GP LLC, Eminence Capital, LP, and Eminence GP, LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AUTODESK INC.
(Registrant)

By: /s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo
Senior Vice President, General Counsel and Secretary
Date: March 11, 2016